Exhibit 23.3

Jaspers + Hall, PC

9175 East Kenyon Avenue, Suite 100

Denver, Colorado 80237

(303) 796-0099

December 15, 2005

U.S. Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, DC 20549

RE: Probe Manufacturing, Inc. – Form SB-2A

Dear Sir/Madame:

We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2A of Probe Manufacturing, Inc, of our review report dated November 11, 2005 on our review of the financial statements for the quarter ended September 30, 2005, and to all references to our firm included in the Registration Statement.

Sincerely,

/s/ Jaspers + Hall, PC

Jaspers + Hall, PC

Denver, Colorado